Exhibit 10.01



                         CREDIT AGREEMENT,



                     dated as of July 1, 1994



                             between



                    FOURTH FINANCIAL CORPORATION,

                         as the Borrower,



                               and



                         CONTINENTAL BANK,

                          as the Lender.







                        TABLE OF CONTENTS
                        -----------------
                                                             Page
                                                             ----
                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS                1

       1.1.      Defined Terms . . . . . . . . . . . . . . . .  1
       1.2.      Use of Defined Terms. . . . . . . . . . . . . 12
       1.3.      Cross-References. . . . . . . . . . . . . . . 12
       1.4.      Accounting and Financial Determinations . . . 13

                           ARTICLE II

            COMMITMENT, BORROWING PROCEDURES AND NOTE          13
       2.1.      Commitment. . . . . . . . . . . . . . . . . . 13
       2.1.1.    Commitment of the Lender. . . . . . . . . . . 13
       2.1.2.    Lender Not Permitted or Required To Make
                 Loans . . . . . . . . . . . . . . . . . . . . 13
       2.1.3.    Commitment Termination. . . . . . . . . . . . 13
       2.2.      Reduction of Commitment Amount. . . . . . . . 13
       2.3.      Borrowing Procedure . . . . . . . . . . . . . 14
       2.4.      Conversion Elections. . . . . . . . . . . . . 14
       2.5.      Funding . . . . . . . . . . . . . . . . . . . 14
       2.6.      Note. . . . . . . . . . . . . . . . . . . . . 14

                           ARTICLE III

           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES          15

       3.1.      Repayments and Prepayments. . . . . . . . . . 15
       3.2.      Interest Provisions . . . . . . . . . . . . . 16
       3.2.1.    Rates . . . . . . . . . . . . . . . . . . . . 16
       3.2.2.    Post-Maturity Rates . . . . . . . . . . . . . 16
       3.2.3.    Payment Dates . . . . . . . . . . . . . . . . 16
       3.3.      Fees. . . . . . . . . . . . . . . . . . . . . 17
       3.3.1.    Non-use Fee . . . . . . . . . . . . . . . . . 17
       3.3.2.    Facility Fee. . . . . . . . . . . . . . . . . 17

                           ARTICLE IV

             CERTAIN LIBOR RATE AND OTHER PROVISIONS           17

       4.1.      LIBOR Rate Lending Unlawful . . . . . . . . . 17
       4.2.      Deposits Unavailable. . . . . . . . . . . . . 17
       4.3.      Increased LIBOR Loan Costs, etc . . . . . . . 18
       4.4.      Funding Losses. . . . . . . . . . . . . . . . 19
       4.5.      Increased Capital Costs . . . . . . . . . . . 19
       4.6.      Taxes . . . . . . . . . . . . . . . . . . . . 20
       4.7.      Payments, Computations, etc . . . . . . . . . 20
       4.8.      Setoff. . . . . . . . . . . . . . . . . . . . 21
       4.9.      Use of Proceeds . . . . . . . . . . . . . . . 21

                            ARTICLE V

                     CONDITIONS TO BORROWING                   21

       5.1.      Initial Borrowing . . . . . . . . . . . . . . 21
       5.1.1.    Resolutions, etc. . . . . . . . . . . . . . . 21
       5.1.2.    Delivery of the Note. . . . . . . . . . . . . 22
       5.1.3.    Opinion of Counsel. . . . . . . . . . . . . . 22
       5.1.4.    Closing Fees, Expenses, etc . . . . . . . . . 22
       5.2.      All Borrowings. . . . . . . . . . . . . . . . 22
       5.2.1.    Compliance with Warranties, No Default,
                 etc . . . . . . . . . . . . . . . . . . . . . 22
       5.2.2.    Borrowing Request . . . . . . . . . . . . . . 23
       5.2.3.    Satisfactory Legal Form . . . . . . . . . . . 23

                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES                23

       6.1.      Organization, etc . . . . . . . . . . . . . . 23
       6.2.      Due Authorization, Non-Contravention,
                 etc . . . . . . . . . . . . . . . . . . . . . 24
       6.3.      Government Approval, Regulation, etc. . . . . 24
       6.4.      Validity, etc . . . . . . . . . . . . . . . . 24
       6.5.      Financial Information . . . . . . . . . . . . 24
       6.6.      No Material Adverse Change. . . . . . . . . . 24
       6.7.      Litigation, Labor Controversies, etc. . . . . 25
       6.8.      Subsidiaries. . . . . . . . . . . . . . . . . 25
       6.9.      Ownership of Properties . . . . . . . . . . . 25
       6.10.     Taxes . . . . . . . . . . . . . . . . . . . . 25
       6.11.     Pension and Welfare Plans . . . . . . . . . . 25
       6.12.     Environmental Warranty. . . . . . . . . . . . 26
       6.13.     Regulations G, U and X. . . . . . . . . . . . 26
       6.14.     Accuracy of Information . . . . . . . . . . . 26

                           ARTICLE VII

                            COVENANTS                          26

       7.1.      Affirmative Covenants . . . . . . . . . . . . 26
       7.1.1.    Financial Information, Reports, Notices,
                 etc . . . . . . . . . . . . . . . . . . . . . 26
       7.1.2.    Compliance with Laws, etc . . . . . . . . . . 28
       7.1.3.    Maintenance of Properties . . . . . . . . . . 29
       7.1.4.    Insurance . . . . . . . . . . . . . . . . . . 29
       7.1.5.    Books and Records . . . . . . . . . . . . . . 29
       7.1.6.    Environmental Covenant. . . . . . . . . . . . 29
       7.2.      Negative Covenants. . . . . . . . . . . . . . 30
       7.2.1.    Business Activities . . . . . . . . . . . . . 30
       7.2.2.    Liens . . . . . . . . . . . . . . . . . . . . 30
       7.2.3.    Financial Condition . . . . . . . . . . . . . 31
       7.2.4.    Take or Pay Contracts . . . . . . . . . . . . 31
       7.2.5.    Consolidation, Merger, etc. . . . . . . . . . 32
       7.2.6.    Asset Dispositions, etc . . . . . . . . . . . 32
       7.2.7.    Transactions with Affiliates. . . . . . . . . 32
       7.2.8.    Negative Pledges, Restrictive Agreements,
                 etc . . . . . . . . . . . . . . . . . . . . . 32

                          ARTICLE VIII

                        EVENTS OF DEFAULT                      33

       8.1.      Listing of Events of Default. . . . . . . . . 33
       8.1.1.    Non-Payment of Obligations. . . . . . . . . . 33
       8.1.2.    Breach of Warranty. . . . . . . . . . . . . . 33
       8.1.3.    Non-Performance of Other Covenants and
                 Obligations . . . . . . . . . . . . . . . . . 33
       8.1.4.    Default on Other Indebtedness . . . . . . . . 33
       8.1.5.    Judgments . . . . . . . . . . . . . . . . . . 34
       8.1.6.    Pension Plans . . . . . . . . . . . . . . . . 34
       8.1.7.    Control of the Borrower . . . . . . . . . . . 34
       8.1.8.    Bankruptcy, Insolvency, etc . . . . . . . . . 34
       8.1.9.    Material Adverse Effect . . . . . . . . . . . 35
       8.2.      Action if Bankruptcy. . . . . . . . . . . . . 35
       8.3.      Action if Other Event of Default. . . . . . . 35

                           ARTICLE IX

                    MISCELLANEOUS PROVISIONS                   36

       9.1.      Waivers, Amendments, etc. . . . . . . . . . . 36
       9.2.      Notices . . . . . . . . . . . . . . . . . . . 36
       9.3.      Payment of Costs and Expenses . . . . . . . . 36
       9.4.      Indemnification . . . . . . . . . . . . . . . 37
       9.5.      Survival. . . . . . . . . . . . . . . . . . . 38
       9.6.      Severability. . . . . . . . . . . . . . . . . 38
       9.7.      Headings. . . . . . . . . . . . . . . . . . . 38
       9.8.      Execution in Counterparts, Effectiveness,
                 etc . . . . . . . . . . . . . . . . . . . . . 38
       9.9.      Governing Law; Entire Agreement . . . . . . . 38
       9.10.     Successors and Assigns. . . . . . . . . . . . 39
       9.11.     Participations. . . . . . . . . . . . . . . . 39
       9.12.     Other Transactions. . . . . . . . . . . . . . 39
       9.13.     Consent to Jurisdiction . . . . . . . . . . . 39
       9.14.     Waiver of Jury Trial. . . . . . . . . . . . . 40

SCHEDULE I  -  Disclosure Schedule

EXHIBIT A  -   Form of Note
EXHIBIT B  -   Form of Borrowing Request
EXHIBIT C  -   Form of Conversion Notice
EXHIBIT D  -   Form of Opinion of Counsel to the Borrower
EXHIBIT E  -   Form of Compliance Certificate





                      CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of July 1, 1994, among
FOURTH FINANCIAL CORPORATION, a Kansas corporation (the
"Borrower"), and CONTINENTAL BANK, an Illinois banking corporation (the "Lender").


                      W I T N E S S E T H:


     WHEREAS, the Borrower desires to obtain a Commitment from the Lender pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed the Commitment Amount, will be made to the Borrower from time to time prior to the Commitment Termination Date; and

     WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitment and make such Loans to the Borrower; and

     WHEREAS, the proceeds of such Loans will be used for general corporate purposes, including acquisitions by the Borrower (other than those of a hostile nature), and the repayment of the Lender's loan to the Borrower pursuant to the promissory note dated as of May 25, 1994;

     NOW, THEREFORE, the parties hereto agree as follows:


                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Reference Rate" means, on any date and with respect to all Reference Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently announced by Continental at Chicago, Illinois as its reference rate; and

          (b)  the Federal Funds Rate plus 1/2 of 1%.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Continental in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Reference Rate Loans will take effect simultaneously with each change in the Alternate Reference Rate. The Lender will give notice promptly to the Borrower of changes in the Alternate Reference Rate.

     "Assignee Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to Section 5.1.1.

     "Bank Subsidiaries" mean Bank IV Kansas N.A. and Bank IV
Oklahoma N.A.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of LIBOR Loans, having the same Interest Period made by the Lender on the same Business Day and pursuant to the same
Borrowing Request in accordance with Section 2.3.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois or Wichita, Kansas; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBOR Loans, any day on which dealings in Dollars are carried on in the interbank eurodollar market.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means the Lender's obligation to make Loans pursuant to Section 2.1.1.

     "Commitment Amount" means $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Commitment Termination Date" means the earliest of

          (a)  June 30, 1996;

          (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section
     2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Commitment shall terminate automatically and without further action.

     "Commitment Termination Event" means the occurrence and continuance of any Event of Default and either

          (a) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

          (b) in the absence of such declaration, the giving of notice by the Lender to the Borrower that the Commitment has been terminated.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit E attached hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

     "Dollar" and the sign "$" mean lawful money of the United
States.

     "Domestic Office" means the office of the Lender designated as such below its signature hereto or such other office of the Lender (or any successor or assign of the Lender) within the United States as may be designated from time to time by notice from the Lender, as the case may be, to each other Person party hereto.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Eurocurrency Reserve Percentage" means, relative to any Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Event of Default" is defined in Section 8.1.

     "FDIC" means the Federal Deposit Insurance Company or any successor thereto.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Continental from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1994 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal
Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Hazardous Materials" means

          (a)  any "hazardous substance", as defined in CERCLA;

          (b)  any "hazardous waste", as defined by the Resource
     Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law, as amended or hereafter amended.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; provided that this clause (b) shall not include such qualifications and exceptions as are routinely made by independent public accountants when giving opinions and certifications with respect to financial statements; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.3.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property of services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Period" means, relative to any LIBOR Loans, the period beginning on (and including) the date on which such LIBOR Loan is made or continued as, or converted into, a LIBOR Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a)  the Borrower shall not be permitted to select
     Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in another calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Commitment
     Termination Date".

     "Lender" is defined in the preamble.

     "LIBOR Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBOR Rate
(Reserve Adjusted).

     "LIBOR Office" means the office of the Lender designated as such below its signature hereto or such other office of the Lender as designated from time to time by notice from the Lender to the Borrower, whether or not outside the United States, which shall be making or maintaining LIBOR Loans of the Lender hereunder.

     "LIBOR Rate" means, relative to any Interest Period, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Continental's LIBOR Office in the London interbank market as at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Continental's LIBOR Loan and for a period approximately equal to such Interest Period.

     "LIBOR Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

      LIBOR Rate       =           LIBOR Rate
     (Reserve Adjusted)          1.00 - Eurocurrency Reserve
                                        Percentage

     The LIBOR Rate (Reserve Adjusted) for any Interest Period for LIBOR Loans will be determined by the Lender on the basis of the Eurocurrency Reserve Percentage in effect on, and the applicable rates furnished to and received by the Lender from Continental, two Business Days before the first day of such Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien
(statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation.

     "Loan" is defined in Section 2.1.1.

     "Loan Document" means this Agreement and the Note.

     "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

     "Non-Performing Assets" means, as applied to Total Loans of a Person, (i) Total Loans that are not accruing interest, have been classified as renegotiated pursuant to guidelines established by the Federal Financial Institutions Council or are 90 days or more past due in the payment of principal or interest plus (ii) Other Real Estate Owned by such Person minus (iii) student loan obligations which are serviced by a third party servicer and which are backed by the full faith and credit of the United States Government or any agency thereof, whether such guaranty is for the benefit of such third party servicer or such Person or any of its Subsidiaries, provided, however, that this exclusion shall not apply to any student loan with respect to which a third party servicer has failed to perform the terms and conditions of its servicing agreement with such Person or any of its Subsidiaries.

     "Non-Performing Ratio" means, for any Person, the ratio of such Person's

          (a)  Non-Performing Assets outstanding

               to

          (b)  Total Loans plus Other Real Estate Owned.

     "Note" means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and the Notes.

     "Organic Document" means, relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Other Real Estate Owned" of a Person means "other real estate owned" as shown in the financial statements of such Person prepared in accordance with Regulatory Accounting Principles.

     "Participant" is defined in Section 10.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Reference Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate
Reference Rate.

     "Regulatory Accounting Principles" means those mandatory accounting principles applicable to the Borrower from time to time promulgated by the Federal Reserve or any other regulatory agency having authority.

     "Risk Weighted Assets" means, for any Person, the value of the assets of such Person and its Subsidiaries, including adjusted off-balance sheet items, all as calculated pursuant to risk based capital guidelines in effect from time to time with the applicable regulatory agency.

     "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Taxes" is defined in Section 4.6.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Reference Rate Loan or a LIBOR Loan.

     "Tier One Capital" means, for any Person, the sum of such Person's (i) common stockholders' equity, (ii) noncumulative perpetual preferred stock and related surplus, (iii) cumulative perpetual preferred stock and related surplus up to 25% of Tier One Capital, and (iv) minority interests in the equity accounts of consolidated subsidiaries.

     "Tier Two Capital" means, for any Person, the sum of such Person's (i) allowances for loan and lease losses up to 1.25% of Risk Weighted Assets, (ii) perpetual preferred stock and long-term preferred stock and any related surplus, (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt, and (iv) term subordinated debt instruments and intermediate-term preferred stock including related surplus up to 50% of Tier One Capital, in each case as determined under applicable risk-based capital guidelines.

     "Total Loans" means, for any Person, the sum of loans and direct lease financings, net of unearned income, by such Person and its Subsidiaries on a consolidated basis.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Well-Capitalized" means, with respect to any Person, that such Person and its Subsidiaries on a consolidated basis, at any time, meet each of the following requirements:

          (a) the ratio of (i) the sum of its Tier One Capital plus consolidated Tier Two Capital to (ii) its Risk Weighted
     Assets is greater than or equal to 10%;

          (b)  its ratio of (i) Tier One Capital to (ii) Risk-
     Weighted Assets is greater than or equal to 6%;

          (c) its ratio of Tier One Capital to adjusted total assets is greater than or equal 5%; and

          (d) it is not subject to any order or final capital directive by the Federal Reserve to meet and maintain a specific capital level for any capital measure;

provided, that if at any time the requirements of the designation "Well-Capitalized" promulgated by the Federal Reserve or another regulatory agency having authority shall be modified such that the requirements for such designation become more restrictive with respect to banks than the requirements set forth above, then the requirements set forth above shall be changed to reflect such modification; provided, further, that if at any time the Federal Reserve or another regulatory agency having authority shall determine that such Person is not "Well-Capitalized" (within the meaning of the regulations promulgated by the Federal Reserve or such other agency then in effect), such Person shall be deemed not to be Well-Capitalized for purposes of this Agreement, without regard to whether such Person shall meet the requirements of the definition of such term set forth in this Agreement as in effect at such time.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.


                           ARTICLE II

            COMMITMENT, BORROWING PROCEDURES AND NOTE

     SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), the Lender severally agrees to make Loans pursuant to the Commitment described in this Section 2.1.

     SECTION 2.1.1. Commitment of the Lender. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Lender will make loans (of any type, the "Loans") to the Borrower equal to the aggregate amount of the Borrowing requested by the Borrower to be made on such day. The commitment of the Lender described in this Section 2.1.1 is herein referred to as the "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

     SECTION 2.1.2. Lender Not Permitted or Required To Make Loans. The Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans of the Lender would exceed the Commitment Amount.

     SECTION 2.1.3.   Commitment Termination Date.  The
Commitment shall terminate and the Lender shall be relieved of its obligations to make any Loan on the Commitment Termination
Date.

     SECTION 2.2. Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least five (5) Business Days' prior notice to the Lender and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $5,000,000.

     SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Lender on or before 10:00 a.m., Chicago time, on a Business Day, the Borrower may from time to time irrevocably request, in the case of LIBOR Loans, on not less than three Business Days' notice, and, in the case of Reference Rate Loans, on the same Business Day, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Commitments. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request.

     SECTION 2.4. Conversion Elections. By delivering a Conversion Notice to the Lender on or before 10:00 a.m., Chicago time, on a Business Day, the Borrower may from time to time irrevocably elect that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Loans be, in the case of Reference Rate Loans, converted into LIBOR Loans on three Business Day's prior notice or, in the case of LIBOR Loans, converted into a Reference Rate Loan on the same Business Day; provided, however, that (i) no portion of the outstanding principal amount of any Loans may be converted into, LIBOR Loans when any Default has occurred and is continuing, and (ii) no conversion of less than all of any Loan shall be effective if the remaining balance of such Loan not so converted or continued is less than $5,000,000.

     SECTION 2.5. Funding. The Lender may, if it so elects, fulfill its obligation to make, or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by the Lender) to make or maintain such LIBOR Loan; provided, however, that such LIBOR Loan shall nonetheless be deemed to have been made and to be held by the Lender, and the obligation of the Borrower to repay such LIBOR Loan shall nevertheless be to the Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that the Lender elected to fund all LIBOR Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. Note. The Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of the Lender in a maximum principal amount equal to the Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.


                           ARTICLE III

           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Commitment Termination Date therefor. Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period;

               (ii) no such prepayment of any LIBOR Loan may be made on any day other than the last day of the Interest
          Period for such Loan;

               (iii)  all such voluntary prepayments shall
          require at least one but no more than five Business
          Days' prior written notice to the Lender; and

               (iv)   all such voluntary partial prepayments
          shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000;

          (b) shall, on each date when any reduction in the Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all Loans equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over the Commitment Amount as so reduced; and

          (c) shall, immediately upon any acceleration of the Commitment Termination Date of any Loans pursuant to Section
     8.2 or Section 8.3, repay all Loans, unless, pursuant to
     Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

     SECTION 3.2.     Interest Provisions.  Interest on the
outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1.   Rates.  Pursuant to an appropriately
delivered Borrowing Request or Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Reference Rate Loan, equal to the Alternate Reference Rate from time to time in effect; and

          (b) on that portion maintained from time to time as a LIBOR Loan, during each Interest Period applicable thereto, equal to the sum of the LIBOR Rate (Reserve Adjusted) plus a margin of 0.5625%.

     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the greater of (i) the Alternate Reference Rate plus a margin of 2% and (ii) 2% in excess of the rate applicable to such amounts immediately before they became due.

     SECTION 3.2.3.   Payment Dates.  Interest accrued on each
Loan shall be payable, without duplication:

          (a)  on the Commitment Termination Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Reference Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

          (d) with respect to LIBOR Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest
     Period);

          (e) with respect to any Reference Rate Loans converted into LIBOR Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f)  on that portion of any Loans the Commitment
     Termination Date of which is accelerated pursuant to Section
     8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

     SECTION 3.3.1. Non-use Fee. The Borrower agrees to pay to the Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on and including the date hereof and continuing through the final Commitment Termination Date, a non-use fee at the rate of 1/8 of 1% per annum on the daily average of the unused amount of the Lender's Commitment. Such non-use fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the date hereof, and on the Commitment Termination Date.

     SECTION 3.3.2. Facility Fee. The Borrower agrees to pay to the Lender a fee of $40,000 payable on the date hereof.


                           ARTICLE IV

             CERTAIN LIBOR RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBOR Rate Lending Unlawful. If the Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive (absent manifest error) and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBOR Loan of a certain type, the obligation of the Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until the circumstances causing such suspension no longer exist, and all LIBOR Loans of such type shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2. Deposits Unavailable. If the Lender shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Lender in its relevant market; or

          (b) by reason of circumstances affecting the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans of such type,

then, upon notice from the Lender to the Borrower, the obligations of the Lender under Section 2.3 to make as, or under
Section 2.4 to continue any Loans as or convert any Loans into, LIBOR Loans of such type shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBOR Loan Costs, etc. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

          (a) any tax, duty or other charge with respect to any LIBOR Loan, any Note or the Lender's obligation to make any LIBOR Loan is imposed, modified or deemed applicable, or the basis of taxation of payments to the Lender of the principal of, or interest on, any LIBOR Loan (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office) is changed;

          (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender is imposed, modified or deemed applicable; or

          (c) any other condition affecting this Agreement or any LIBOR Loan is imposed on the Lender or its relevant market;

and the Lender determines that, by reason thereof, the cost to the Lender of making or maintaining any LIBOR Loan is increased, or the amount of any sum receivable by the Lender hereunder or under any Note in respect of any LIBOR Loan is reduced; then, the Borrower shall pay to the Lender upon demand such additional amount or amounts as will compensate the Lender for such additional cost or reduction (provided that the Lender has not been compensated for such additional cost or reduction in the calculation of the Eurocurrency Reserve Percentage). Determinations by the Lender for purposes of this Section 4.3 of the additional amounts required to compensate the Lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amounts, the Lender may use any reasonable averaging, attribution and allocation methods.

     SECTION 4.4. Funding Losses. In the event the Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBOR Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBOR Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as LIBOR Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, LIBOR Loans in accordance with the Conversion Notice therefor,

(excluding in any case any loss or expense resulting from the Lender's breach of its obligations hereunder) then, upon the written notice of the Lender to the Borrower, the Borrower shall, within five days of its receipt thereof, pay directly to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by the Lender is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

          (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Lender to or for the account of the Lender shall be deemed a payment by the Borrower.

     SECTION 4.7. Payments, Computations, etc. All payments by Borrower pursuant to this Agreement or the Note shall be made to the Lender, without setoff, deduction or counterclaim, not later than 11:00 a.m., Chicago time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBOR Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. Setoff. The Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of
Section 8.1.8 with respect to the Borrower or any Subsidiary or, any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Lender. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

     SECTION 4.9. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the third recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.


                            ARTICLE V

                     CONDITIONS TO BORROWING

     SECTION 5.1.     Initial Borrowing.  The obligations of the
Lender to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1. Resolutions, etc. The Lender shall have received from the Borrower a certificate of its Secretary or Assistant Secretary in form satisfactory to the Lender, dated the date of the initial Borrowing as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and the Note; and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and the Note,

upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

     SECTION 5.1.2.   Delivery of the Note.  The Lender shall
have received the Note duly executed and delivered by the Borrower.

     SECTION 5.1.3. Opinion of Counsel. The Lender shall have received an opinion, dated the date of the initial Borrowing and addressed to the Lender, from William Rainey, General Counsel of the Borrower, substantially in the form of Exhibit D hereto.

     SECTION 5.1.4. Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to Section 3.3, if then invoiced.

     SECTION 5.2. All Borrowings. The obligation of the Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.4 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

          (a)  the representations and warranties set forth in
     Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Lender pursuant to Section 6.7, on the Effective Date

               (i)    no labor controversy, litigation,
          arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which would materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement or the Note; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which would materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries; and

          (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

     SECTION 5.2.2. Borrowing Request. The Lender shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

     SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.


                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Lender as set forth in this Article VI.

     SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure so to qualify would not have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and the Note and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene the Borrower's Organic Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

     SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or the Note. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. Validity, etc. This Agreement constitutes, and the Note will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, as well as general principles of equity.

     SECTION 6.5. Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at December 31, 1993 and March 31, 1994, and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     SECTION 6.6. No Material Adverse Change. Since the dates of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries.

     SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement or the Note, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION 6.8.     Subsidiaries.  The Borrower has no
Subsidiaries, except those Subsidiaries

          (a)  which are identified in Item 6.8 ("Existing
     Subsidiaries") of the Disclosure Schedule; or

          (b) which are permitted to have been acquired in accordance with Section 7.2.5.

     SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.2.

     SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and thereafter prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.12. Environmental Warranty. All facilities and property owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws and the Borrower and its Subsidiaries have no material liability with respect to Environmental Laws; provided, that with respect to any facilities or property leased by the Borrower or any of its Subsidiaries, this Section shall not be deemed breached unless the Borrower or any of its Subsidiaries shall have a material liability with respect thereto.

     SECTION 6.13. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished in writing by or on behalf of the Borrower in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.



                           ARTICLE VII

                            COVENANTS

     SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

     SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Lender by Ernst & Young or other independent public accountants acceptable to the Lender, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default, and together with a letter from said accountants expressly authorizing the Lender to rely upon said annual audit report;

          (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a Compliance
     Certificate executed by the chief financial Authorized
     Officer of the Borrower and the Bank Subsidiaries;

          (d) as soon as possible and in any event within three days after (i) the occurrence of each Default or (ii) the Borrower or any Bank Subsidiary ceases to be Well-Capitalized, a statement of the chief financial Authorized Officer of the Borrower or the Bank Subsidiary, as applicable, setting forth details of such event and the action which the Borrower or the Bank Subsidiary, as applicable, has taken and proposes to take with respect thereto;

          (e) simultaneously with delivery to the Comptroller of the Currency, any Federal Reserve Bank or the FDIC, as the case may be, and in any event within 60 days after the end of each Fiscal Quarter, call reports for each Subsidiary required to deliver a call report, as at the end of such Fiscal Quarter, each certified by the respective cashier or other authorized officer of such Subsidiary, including reports filed on Form FRY9-C and Form FRY9-LP;

          (f) as soon as possible and in any event within three days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or
     (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

          (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

          (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

     SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where failure to qualify would not have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with insurance companies with a Best's rating of at least A-1 insurance with respect to its properties and business (including extra expense insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Lender, furnish to the Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section; provided, that nothing contained in this
Section 7.1.5 shall require the Borrower or any of its Subsidiaries to disclose any information received from a borrower of such Subsidiary in confidence unless permitted and the Lender shall agree to keep such information confidential.

     SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Lender and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Lender any actions and proceedings relating to compliance with Environmental Laws; and

          (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this Section 7.1.6.

     SECTION 7.2. Negative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

     SECTION 7.2.1.   Business Activities.  The Borrower will
not, and will not permit any of its Subsidiaries to, engage in any business activity other than activities permitted for bank holding companies under applicable law.

     SECTION 7.2.2. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any properties, assets or revenues of the Borrower or any of its Subsidiaries or any capital stock of any Subsidiary of the Borrower, whether now owned or hereafter acquired, except:

          (a) Liens created or assumed in the ordinary course of the banking, trust, commercial finance and leasing business of any Subsidiary or the business of the Borrower;

          (b) Liens for taxes not yet payable or being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be;

          (c) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance, old age pensions or other social security benefits or obligations;

          (d)  deposits or pledges to secure statutory
     obligations or to secure or in lieu of surety, penalty or appeal bonds;

          (e) mechanics', materialmen's, warehousemen's, carriers or other like Liens arising in the ordinary course of its business which are not overdue for a period longer than 30 days, or which are being contested in good faith by appropriate proceedings;

          (f) Liens securing indebtedness incurred after the date hereof to finance the cost of acquisition, construction or improvement of any property useful and intended to be used in carrying out the business of the Borrower or a Subsidiary; provided, that the Lien shall attach solely to the property acquired, constructed or improved or to substantially unimproved real property on which property so acquired, constructed or improved is located;

          (g) Liens on property useful and intended to be used in carrying out the business of the Borrower or a Subsidiary which were existing at the time of acquisition of such property, or at the time of acquisition by the Borrower or a Subsidiary of any business entity then owning such property, so long as such Liens were not incurred, extended or renewed in the contemplation of or in connection with such acquisition by the Borrower or a Subsidiary; provided, that such Lien shall attach solely to the property acquired; and

          (h) extensions or renewals of Liens permitted by clauses (f) and (g) above so long as, at the time of such transaction and after giving effect thereto and to the application of the proceeds thereof, (x) the aggregate unpaid principal amount of indebtedness of the Borrower and its Subsidiaries which is secured pursuant to this clause
     (h) and clauses (f) and (g) hereof shall be no greater than the aggregate unpaid principal amount of such indebtedness secured pursuant to such clauses immediately preceding such transaction and (y) such Lien shall attach solely to the property which was subject thereto immediately preceding such transaction.

     Notwithstanding the foregoing provisions of this Section
7.7.2 the Borrower will not permit, and will not permit any Subsidiary to cause or permit any Lien on capital stock issued by a Subsidiary and held by the Borrower or another Subsidiary except for Liens on capital stock of a corporation acquired after the Effective Date which corporation, after such acquisition, would become a Subsidiary; provided that such Liens were existing at the time of such acquisition and were not incurred, extended or renewed in contemplation of, or in connection with, such acquisition.

     SECTION 7.2.3.   Financial Condition.  At any time, the
Borrower will not permit:

          (a) Its, or any Bank Subsidiary's capital ratios to be other than Well Capitalized; and

          (b) Its, or any Bank Subsidiary's Non-Performing Ratio to be greater than 4%.

     SECTION 7.2.4. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 7.2.5. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

          (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger.

     SECTION 7.2.6. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.5.

     SECTION 7.2.7. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 7.2.8. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement or any other Loan Document) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan
     Document; or

          (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends (except as may be required by law), advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.


                          ARTICLE VIII

                        EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of seven (7) days) in the payment of any interest on any Loan or any fees or other Obligation.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3. Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Lender.

     SECTION 8.1.4. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries exceeding $10,000,000 individually or in the aggregate, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.5. Judgments. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.6. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section
     302(f) of ERISA.

     SECTION 8.1.7.   Control of the Borrower.  Any Change in
Control shall occur.

     SECTION 8.1.8. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.9. Material Adverse Effect. There shall be any material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries. An adverse effect will be deemed material if there is a reasonable likelihood that it would reduce the Borrower's equity as of any date of determination by 10% or more below the Borrower's equity as of the end of its most recent Fiscal Year.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.8 shall occur, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.8) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.



                           ARTICLE IX

                    MISCELLANEOUS PROVISIONS

     SECTION 9.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 9.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and confirmed.

     SECTION 9.3.     Payment of Costs and Expenses.  The
Borrower agrees to pay on demand all expenses of the Lender
(including the fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Note. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

     SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Lender and its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to fund any Borrowing);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 9.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 9.3 and 9.4, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of the Commitment. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 9.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.7.     Headings.  The various headings of this
Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 9.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Lender and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

     SECTION 9.9. Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTE SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement and the Note constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

     SECTION 9.11. Participations. The Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld), sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment, or other interests of the Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section 9.11 shall relieve the Lender from its Commitment or its other obligations hereunder or under any other Loan Document,

          (b) the Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

          (c) the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of the Lender, shall be entitled to require the Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that the Lender may agree with any Participant that the Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 9.1, and

          (e) the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4,
shall be considered a Lender.

     SECTION 9.12.    Other Transactions.  Nothing contained
herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 9.13. Consent to Jurisdiction. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 9.14. Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.





     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              FOURTH FINANCIAL CORPORATION


                              By:________________________________
                                 Title:__________________________

                              Address:  100 North Broadway
                                        Wichita, Kansas  67202

                              Facsimile No.:  (316) 261-4680

                              Attention:  Michael J. Shonka
                                          Chief Financial Officer

                              With a copy to:  William Rainey
                                               General Counsel


                              CONTINENTAL BANK


                              By:________________________________
                                 Title:__________________________

                              Address:  231 South LaSalle Street
                                        Chicago, Illinois  60697

                              Facsimile No.:  (312) 987-6982

                              Attention:  Geoffrey R. Waters
                                          Vice President




                                                       SCHEDULE I


                       DISCLOSURE SCHEDULE


ITEM 6.7                      Litigation.


                              NONE




ITEM 6.8       Existing Subsidiaries.

                 State of           Ownership        Business
Name           Incorporation           %             Description


                       SEE FOLLOWING TABLE


Name                                       State or Jurisdiction
- -------                                    ---------------------
           Subsidiaries of Registrant
           --------------------------
BANK IV Kansas, National Association        United States
BANK IV Oklahoma, National Association      United States
IV Commercial Acquisition, Inc.             Kansas
Fourth Financial Insurance Company          Arizona
BANK IV Financial Services, Inc.            Kansas
Southgate Trust Company                     Kansas
Fourth Investment Advisors, Inc.            Oklahoma
BANK IV Community Development Corporation   Kansas

          Subsidiaries of BANK IV Kansas
          ------------------------------
OA Management, Inc.                         Kansas
CSI Holdings, Inc.                          Kansas
Townsite Plaza Development, Inc.            Kansas
BANC IV Investments, Inc.                   Kansas
First AG Credit Corporation                 Kansas
Southwest, Inc.                             Kansas

           Subsidiaries of BANK IV Oklahoma
           --------------------------------
Quatro, Inc.                                Oklahoma
Health Concepts Recovery Centers, Inc.      Oklahoma

           Subsidiaries of Commercial Acquisitions, Inc.
           --------------------------------------------
IV CB&T-Tulsa Holdings, Inc.                Oklahoma







ITEM 6.11      Employee Benefit Plans.


                              NONE







EXHIBIT A


                               FORM OF NOTE


$50,000,000                                                   July 1, 1994


      FOR VALUE RECEIVED, the undersigned, FOURTH FINANCIAL CORPORATION, a Kansas corporation (the "Borrower"), promises to pay to the order of CONTINENTAL BANK (the "Lender") on the Commitment Termination Date (as defined in the Credit Agreement referred to below) the principal sum of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of July 1, 1994 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and Continental Bank.

      The Borrower also promises to pay interest, at the rates per annum and on the dates specified in the Credit Agreement, on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

      This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.


      THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL
BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF ILLINOIS.


                                  FOURTH FINANCIAL CORPORATION


                                  By:_____________________________
                                     Name:________________________
                                     Title:_______________________



                               LOANS AND PRINCIPAL PAYMENTS

- ---------------------------------------------------------------------------------------------



                                          Amount of              Unpaid
         Amount of                        Principal              Principal
         Loan Made                         Repaid                Balance
     -------------------- Interest    -------------------- --------------------
     Reference    LIBOR   Period (if  Reference   LIBOR   Reference    LIBOR     Notation
Date    Rate      Rate    applicable)    Rate      Rate       Rate     Rate    Total Made By
- ---- --------- ---------- ----------- --------- ---------- --------- ---------- ----- --------

- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------



EXHIBIT B


                                  FORM OF
                             BORROWING REQUEST


Continental Bank
231 S. LaSalle Street
Chicago, Illinois 60697

Attention:  ____________________


                       FOURTH FINANCIAL CORPORATION
                       ----------------------------

Gentlemen/Ladies:

      This Borrowing Request is delivered to you pursuant to Sections 2.3 and 5.2.2 of the Credit Agreement, dated as of July 1, 1994 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between Fourth Financial Corporation, a Kansas corporation (the "Borrower") and Continental Bank (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, 19___ as a [LIBOR Loan having an Interest Period of _______ months]
[Reference Rate Loan].

      The Borrower hereby acknowledges that, pursuant to Section
5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loan requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

      The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

      Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                        Person to be Paid
Amount to be      ----------------------------     Name, Address,etc.
Transferred       Name            Account No.      of Transferee Lender
- -----------       ----            -----------     --------------------


$___________      ____________    __________      ____________________
                                                  ____________________
                                                   Attention:_________

$___________      ____________    __________      ____________________
                                                  ____________________
                                                   Attention:_________


Balance of        The Borrower    ___________     ____________________
such proceeds                                     ____________________
                                                   Attention:_________


      The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.

                                  FOURTH FINANCIAL CORPORATION



                                  By:_______________________________

                                     Name:__________________________

                                     Title:_________________________




EXHIBIT C


                                  FORM OF
                             CONVERSION NOTICE


Continental Bank
231 S. LaSalle Street
Chicago, IL  60697

Attention:  ________________


                       FOURTH FINANCIAL CORPORATION
                       ----------------------------

Gentlemen/Ladies:

      This Conversion Notice is delivered to you pursuant to
Section 2.4 of the Credit Agreement, dated as of July 1, 1994 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between Fourth Financial Corporation, a Kansas corporation (the "Borrower") and Continental Bank (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Borrower hereby requests that on ____________, 19___,

           (1) $___________ of the presently outstanding principal amount of the Loans originally made on __________, 19___ [and $__________ of the presently outstanding principal amount of the Loans originally made on __________, 19___],

           (2)   and all presently being maintained as [Reference
      Rate Loans] [LIBOR Loans],

           (3)   be converted into,

           (4) [LIBOR Loans having an Interest Period of ______ months] [Reference Rate Loans].

The Borrower hereby:

           (a) certifies and warrants that no Default has occurred and is continuing; and

           (b) agrees that if prior to the time of such conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender.

      Except to the extent, if any, that prior to the time of the conversion requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such conversion as if then made.

      The Borrower has caused this Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.

                                  FOURTH FINANCIAL CORPORATION



                                  By:_______________________________

                                     Name:__________________________

                                     Title:_________________________






EXHIBIT D


                  Form of Opinion of Counsel to Borrower


                                                              July 1, 1994



Continental Bank
231 South LaSalle Street
Chicago, Illinois  60697

      Re:  Fourth Financial Corporation
           ----------------------------

Ladies/Gentlemen:

      I am General Counsel to Fourth Financial Corporation, a Kansas corporation (the "Borrower") and I am delivering this opinion to you pursuant to Section 5.1.3 of the Credit Agreement dated as of July 1, 1994 (the "Credit Agreement"), between the Borrower and Continental Bank (the "Lender"). Terms used herein and defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

      In connection with this opinion, I have examined executed copies of the Credit Agreement and the Note, executed and delivered pursuant thereto, and such corporate documents and records of the Borrower, certificates of public officials and officers of the Borrower and other documents as I have deemed necessary or appropriate for the purpose of this opinion. In stating this opinion, I have assumed the genuineness of all signatures of, and the authority of, persons signing the Credit Agreement on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted as originals and the conformity to authentic original documents of all documents submitted as certified, conformed or photostatic copies.

      Based upon the foregoing, I am of the opinion that:

      1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, and each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower and each of its Subsidiaries has the power to own its assets and to transact the business in which it is presently engaged and is duly qualified to do business and in good standing under the laws of each jurisdiction in which the failure to qualify would have a material adverse effect upon the condition, financial or otherwise of the Borrower or any of its Subsidiaries. The Borrower is a bank holding company duly registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

      2. The Borrower has the corporate power to execute, deliver and carry out its obligations under the Credit Agreement and the Note and to borrow under the Credit Agreement. The Borrower has taken all necessary corporate action to authorize the borrowings under the Credit Agreement on the terms and conditions of the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement and the Note. No consent of any other party (including stockholders of the Borrower), and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery and performance of the Credit Agreement and the Note.

      3. The execution, delivery and performance of the Credit Agreement and the Note, and the use of the proceeds of the borrowings pursuant to the Credit Agreement, will not violate any provision of any applicable law or regulation, or of any order, judgment, award or decree of any court or governmental instrumentality, or of the Certificate of Incorporation or By-Laws of the Borrower, or, to the best of my knowledge, result in a breach of or constitute a default under any mortgage, partnership agreement, indenture, contract, agreement or other undertaking to which the Borrower is a party or which purports to be binding upon the Borrower or any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of the Borrower.

      4. To the best of my knowledge, there are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties or revenues, at law or in equity or before any governmental body, which (i) would materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or such Subsidiary or (ii) relate to any of the transactions contemplated by the Credit Agreement.

      5. The Credit Agreement has been, and, upon the execution and delivery thereof, the Note will be, duly executed and delivered by the Borrower. The Credit Agreement constitutes, and, when executed and delivered by the Borrower, the Note will constitute, legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

      6. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      7. To the best of my knowledge, the Borrower is not under investigation by, or operating under any restrictions (applicable specifically to the Borrower) imposed by, any regulatory authority.

      8. To the best of my knowledge, the Borrower is in compliance with all material requirements of the Bank Holding
Company Act of 1956, as amended, and with existing regulations of the Board of Governors of the Federal Reserve System relating to bank holding companies.

      The opinions expressed above are subject to the following limitations, qualifications and exceptions:

      a. The legality, validity and enforceability of any rights and remedies provided in the Credit Agreement and the Note are subject to exceptions provided by bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors' laws or similar laws now or hereafter in effect affecting the validity, legality and binding effect and enforceability of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers; and

      b. Specific performance, injunctive relief or other traditional equitable remedies may not be available as being subject to the discretion of the court before which any proceeding therefor may be brought.

      I am a member of the Bar of the State of Kansas, and express no opinion with respect to the laws of any jurisdiction other than the State of Kansas and the federal laws of the United
States of America. Notwithstanding the preceding sentence, insofar as the opinions expressed herein relate to matters which are governed by the laws of the State of Illinois, I have assumed, without independent investigation, that such laws are identical to the laws of the State of Kansas.

      This opinion is rendered to you and is solely for the benefit of you and your counsel in connection with the above transaction. This opinion may not be relied upon by you for any other purpose or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose without my prior written consent.

                                        Very truly yours,



                                        William Rainey, Esq.





EXHIBIT E

                                  FORM OF
                          COMPLIANCE CERTIFICATE


_________________, ____

Continental Bank
231 South LaSalle Street
Chicago, Illinois 60697

      Re:  Credit Agreement dated as of July 1, 1994 (the "Credit
           Agreement") between Fourth Financial Corporation and
           Continental Bank
           ------------------------------------------------------

      Please refer to Section 7.1.1 of the Credit Agreement.
Capitalized terms used herein have the meanings given such terms in the Credit Agreement.

      The Borrower hereby certifies and warrants to the Lender, with respect to the Fiscal Quarter ended _____________, ____, as follows:

      (A) The following is the true and correct computation of whether the Borrower is Well Capitalized as of the end of such Fiscal Quarter:

           1.    i.    Tier One Capital                 $_____________

                ii.    Tier Two Capital                 $_____________

               iii.    Tier One Capital plus
                       Tier Two Capital
                       (i plus ii)                      $_____________

                iv.    Risk Weighted Assets             $_____________

                 v.    Ratio of iii to iv               ______________%

                vi.    Required ratio                                 10%

           2.    i.    Tier One Capital                 $_____________

                ii.    Risk Weighted Assets             $_____________

               iii.    Ratio of i to ii                 ______________%

                iv.    Required ratio                                  6%

           3.    i.    Tier One Capital                 $_____________

                ii.    Adjusted total assets            $_____________

               iii.    Ratio of i to ii                 ______________%

                iv.    Required ratio                                  5%

           4. The Borrower is not subject to any order or final capital directive by the Federal Reserve to meet and maintain a specific capital level for any capital measure.

      (B) The following is the true and correct computation of whether Bank IV Kansas N.A. is Well Capitalized as of the end of such Fiscal Quarter:

           1.    i.    Tier One Capital                 $_____________

                ii.    Tier Two Capital                 $_____________

               iii.    Tier One Capital plus
                       Tier Two Capital
                       (i plus ii)                      $_____________

                iv.    Risk Weighted Assets             $_____________

                 v.    Ratio of iii to iv               ______________%

                vi.    Required ratio                                 10%

           2.    i.    Tier One Capital                 $_____________

                ii.    Risk Weighted Assets             $_____________

               iii.    Ratio of i to ii                 ______________%

                iv.    Required ratio                                  6%

           3.    i.    Tier One Capital                 $_____________

                ii.    Adjusted total assets            $_____________

               iii.    Ratio of i to ii                 ______________%

                iv.    Required ratio                                  5%

           4. Bank IV Kansas N.A. is not subject to any order or final capital directive by the Federal
                   Reserve to meet and maintain a specific capital level for any capital measure.


      (C) The following is the true and correct computation of whether Bank IV Oklahoma N.A. is Well Capitalized as of the end of such Fiscal Quarter:

           1.    i.    Tier One Capital                 $_____________

                ii.    Tier Two Capital                 $_____________

               iii.    Tier One Capital plus
                       Tier Two Capital
                       (i plus ii)                      $_____________

                iv.    Risk Weighted Assets             $_____________

                 v.    Ratio of iii to iv               ______________%

                vi.    Required ratio                                 10%

           2.    i.    Tier One Capital                 $_____________

                ii.    Risk Weighted Assets             $_____________

               iii.    Ratio of i to ii                 ______________%

                iv.    Required ratio                                  6%

           3.    i.    Tier One Capital                 $_____________

                ii.    Adjusted total assets            $_____________

               iii.    Ratio of i to ii                 ______________%

                iv.    Required ratio                                  5%

           4. Bank IV Oklahoma N.A. is not subject to any order or final capital directive by the Federal Reserve to meet and maintain a specific capital level for any capital measure.

      (D) The following is the true and correct computation of the Non-Performing Ratio of Borrower as of the end of such Fiscal Quarter:

                  i.   Non-Performing Assets            $_____________

                 ii.   Total Loans                      $_____________

                iii.   Other Real Estate Owned          $_____________

                 iv.   Total Loans plus
                       Other Real Estate Owned
                       (ii. plus iii.)                  $_____________

                  v.   Non-Performing Ratio
                       (i. divided by iv.)              ______________%

                 vi.   Required Non-Performing
                       Ratio                                         4%

      (E) The following is the true and correct computation of the Non-Performing Ratio of Bank IV Kansas N.A. as of the end of such Fiscal Quarter:

                  i.   Non-Performing Assets            $_____________

                 ii.   Total Loans                      $_____________

                iii.   Other Real Estate Owned          $_____________

                 iv.   Total Loans plus
                       Other Real Estate Owned
                       (ii. plus iii.)                  $_____________

                  v.   Non-Performing Ratio
                       (i. divided by iv.)              ______________%

                 vi.   Required Non-Performing
                       Ratio                                         4%

      (F) The following is the true and correct computation of the Non-Performing Ratio of Bank IV Oklahoma N.A. as of the end of such Fiscal Quarter:

                  i.   Non-Performing Assets            $_____________

                 ii.   Total Loans                      $_____________

                iii.   Other Real Estate Owned          $_____________

                 iv.   Total Loans plus
                       Other Real Estate Owned
                       (ii. plus iii.)                  $_____________

                  v.   Non-Performing Ratio
                       (i. divided by iv.)              ______________%

                 vi.   Required Non-Performing
                       Ratio                                         4%

      (G) As of the end of such Fiscal Quarter, no Default has occurred and is continuing.



      IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by its chief financial Authorized Officer as of the date first above written.

                                  FOURTH FINANCIAL CORPORATION


                                  By:
                                     ----------------------------
                                     Name:
                                          -----------------------
                                     Title:
                                           ----------------------